Letterhead of Bay Area Bank

April  2,  1997

                 Irrevocable Standby Letter of Credit No. 310


Attn:    Thomas  L.  Woodruff,  General  Counsel
County  Sanitation  District  of  Orange  County
10844  Ellis  Avenue
Fountain  Valley,  CA    92708

We hereby establish our irrevocable standby letter of credit in your favor for the account of Penn Octane Corporation, 900 Veterans Blvd., Suite 240, Redwood City, CA 94063, in the amount of Two Hundred Fifty-One Thousand Four Hundred Ninety-Five and no/100 U.S. Dollars ($251,495.00) available at Bay Area Bank by payment against your drafts at sight to be accompanied by:

     A written Certificate of Default from the County Sanitation Districts of Orange County, California (hereafter "Districts"), signed by both the General Manager (or his designee) and the Districts' General Counsel advising Bay Area Bank that:

     A. Districts have paid to Penn Wilson, or its successor-in-interest Penn Octane Corporation (hereafter "Wilson") the sum of $________ (to be inserted on the original Certificate of Default), but not to exceed Two Hundred Fifty-One Thousand Four Hundred Ninety-Five and no\100 Dollars ($251,495.00);

     B. Said payments were for the purchase of certain equipment described in Districts' contract entitled "Purchase of Equipment for Compressed Natural Gas (CNG) Fueling Station, Specification No. E-266 (the "Agreement")'

     C. Wilson was obligated to deliver said equipment prior to the date of the Certificate of Default; and

     D. Districts made demand on Wilson to deliver said equipment, which demand has not been met, and Wilson is now in default.

The term of this Letter of Credit shall begin and be effective immediately. This Letter of Credit shall continue in effect until the date the Districts deliver to Bay Area Bank a written agreement, signed by both the Districts and Wilson, stating that the equipment is operational and capable of providing beneficial use to the Districts, or until the term of the Letter of Credit expires, whichever is sooner.

This irrevocable letter of credit will expire on September 15, 1997. Drafts must be presented at Bay Area Bank on or before that date.

County  Sanitation  District  of  Orange  County
Letter  of  Credit  No.  310
April  2,  1997
Page  Two

Partial  drawings  are  permitted.

We engage with you that all documents presented under and in compliance with the terms of this credit will be duly honored.

This letter of credit is subject to the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce
Publication  Number    500.



/s/John  O.  Brooks
-------------------
John  O.  Brooks
President/CEO
Bay  Area  Bank